                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12
                       Imex Medical Systems Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                                    $125.00
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
                                      N/A
        ------------------------------------------------------------------------
    (3) Filing Party:
                           Imex Medical Systems, Inc.
        ------------------------------------------------------------------------
    (4) Date Filed:
                               October 25, 1996
        ------------------------------------------------------------------------

                                   [LOGO]



                       IMEX MEDICAL SYSTEMS, INCORPORATED
                               6355 JOYCE DRIVE
                            GOLDEN, COLORADO 80403


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of Imex Medical Systems,
Incorporated, hereinafter referred to as the "Company," will be held at the Norwest Bank Center Building, 1700 Broadway, Forum Room, Denver, Colorado 80274 on Wednesday, November 13, 1996 at 3:00 o'clock p.m., local time, for the following purposes:

          1. To elect eight Directors to serve for the ensuing year and until their successors have been elected and qualified.

          2. To consider and act upon a proposal to renew the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items are more fully described in the following pages. The Board of Directors has fixed the close of business on October 1, 1996, as the record date for determining those Shareholders who shall be entitled to Notice of and to vote at the meeting and any adjournment thereof.

IT IS IMPORTANT THAT YOU DATE, MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ALL SHAREHOLDERS ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON.

                         By Order of the
                         Board of Directors

                         /S/ Patricia L. Newman

                         Patricia L. Newman
                         Secretary


October 10,  1996

                     IMEX MEDICAL SYSTEMS, INCORPORATED
                            6355 JOYCE DRIVE
                          GOLDEN, COLORADO 80403

                             PROXY STATEMENT

                     FOR ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON NOVEMBER 13, 1996



     Proxies in the form accompanying this Proxy Statement are being solicited by the Board of Directors of Imex Medical Systems, Incorporated ("Company"), for use at the Annual Meeting of Shareholders to be held on November 13, 1996, and at any adjournment thereof. A Proxy may be revoked at any time by the Shareholder before it is exercised. All shares of stock represented by valid Proxies received prior to the Annual Meeting pursuant to this solicitation and not revoked before they are exercised will be voted. The Proxies, unless the Shareholder otherwise specified therein, will be voted in favor of the election of the nominees for Directors listed in this Proxy Statement, and in favor of the proposal regarding the approval of independent auditors. In each case where the Shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with that specification. In addition to the solicitation of Proxies by mail, certain of the officers or employees of the Company, without extra remuneration, may solicit Proxies personally or by telephone, telegraph or cable. The total expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

     Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by American Securities Transfer. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about October 10, 1996.

     The presence in person or by proxy of a majority of the total issued and outstanding shares of common stock of the Company which are entitled to be voted at the Annual Meeting is necessary in order to constitute a quorum for each matter to be voted upon at the Annual Meeting. If a quorum is present, the eight nominees having the highest number of votes cast in favor of their election will be elected directors of the Company for the ensuing year. Ratification of the selection of auditors will be approved if the number of votes cast favoring the action exceed the number of votes cast opposing the action.

                  PROPOSAL 1 - ELECTION OF DIRECTORS

    The Bylaws, as amended, provide for a Board of eight (8) Directors.
All nominees are members of the present Board of Directors. If, at the time of the 1996 Annual Meeting of Shareholders, any of such nominees should be unable to or should decline to serve, the discretionary authority provided in the Proxy shall be exercised to vote for a substitute. Management has no reason to believe that any substitute nominee or nominees will be required. The nominees are as follows:

     FRED H. AYERS, age 57, is President of F.H. Ayers, Inc., a private investment company, Boulder, Colorado. He is a Director of Staodyn, Inc., a medical products manufacturer in Longmont, Colorado. He has been a Director since 1983 and is a member of the Audit Committee of the Board of Directors and the Chairman of the Compensation Committee.

     BYRON R. CHRISMAN, age 61, has been a partner in the law firm of Chrisman, Bynum & Johnson, P.C. since 1974. Mr. Chrisman is a Director of Independent Testing Laboratories, Inc., a company involved in independent testing of lighting fixtures. He is also a Director of ILS, Inc., the leasing subsidiary of the Company. He has been a Director since 1976 and is a member of the Company's Audit and Compensation Committees.

     DR. RICHARD E. GEESAMAN, age 73, is retired as the Medical Director of the Information Systems and Product Group of IBM in Boulder, Colorado. Dr. Geesaman joined IBM in 1966 following fourteen years of private practice with the Boulder Medical Center. Dr. Geesaman is on the Board of Directors of The
Bank of Boulder, Boulder, CO.   He has been a Director since 1983 and is a
member of the Company's Compensation Committee.

     KENNETH L. KOSKELLA, age 58, is president of Koskella Investments, a private merchant bank. He served as Senior Vice-President of Franklin Resources, San Mateo, California from September 1978 to December 1990. He has also served as Director of Franklin Management Systems, Inc. and Executive Vice-President of Franklin Trust Company. As an active member of the investment community since 1965 he has been a partner of Continental Investment Management Company, an investment advisor with Capital Analysts, Inc. and an associate with the brokerage firm of Dean Witter and Co., Inc. He has been a Director since 1988.

     ERNEST S. MALACHOWSKI, age 50, has been the Company's President since July 1996 and its Corporate Treasurer since September 1990. He served as Executive Vice President from August 1991 to July 1996. He has served as
Chief Operating Officer  since  July 1990.   Prior to that he served as Vice
President of Operations from July  1989 to July  1990.  He joined the Company
in April of 1987 as Chief Financial Officer.   Prior to joining Imex, from
1985 to 1987, Mr. Malachowski served as Vice President of Finance and Controller for Wynn's Auto Products, a subsidiary of Wynn's International, in Longmont, Colorado. From 1983 to 1985, he served as CFO and Controller of Eastwood Printing in Denver, Colorado. From 1982 to 1983, he served as CFO and Controller of Otrona Advanced Systems in Boulder, Colorado and from 1979 to 1982 he served as CFO, Controller and Director of Granville-Phillips Company in Boulder, Colorado. Mr. Malachowski also served in various financial positions with Ball Corporation, in Boulder, for ten years and
with E.I. duPont de Nemours for 2 years.     He is a Director of ILS, Inc. ,
the leasing subsidiary of the Company. He is a Director of Innovations for Health Care, a dealer of diagnostic medical equipment located in North
Carolina.   He is a co-founder and director of the Colorado Medical Device
Association.

     R. C. MERCURE, JR., age 65, is a private investor and consultant. He was a Professor and Director of the Engineering Management Program at the University of Colorado at Boulder since 1988. He served as Vice-President and Director of Colorado Venture Management, Inc., a business consulting firm located in Boulder, Colorado from 1986 to 1988. From 1985 to 1986 he served as Chief Executive Officer of One Com, Inc., a Boulder, Colorado manufacturer of telecommunications equipment. From 1957 to 1980, he was associated with Ball Corporation, a diversified manufacturer, serving in a number of management positions, including Corporate Vice-President for Development (1979 to 1980), Group Vice-President in charge of technical products group (1970 to 1979) and President of Ball Brothers Research Corporation (1968 to
1970).  He is a Director of Applied Magnetics, Inc. and Ball Corporation.
Dr. Mercure has been a Director since 1983 and  is  Chairman of the Company's
 Audit Committee.


     DENNIS R. NEWMAN, age 52, husband of Patricia L. Newman, is a founder of the Company and currently Chairman of the Board and CEO. From July 1990 to July 1996 he served as President and CEO and since November 1991 as Chairman of the Board. He served as Chairman of the Board and Treasurer from 1985 to 1990 and from 1976 to 1985 served as President. He is a member of the Company's Compensation Committee and Stock Option Committee.

     PATRICIA L. NEWMAN, age 52, wife of Dennis R. Newman, is a founder of the Company and has served as Corporate Vice President and Secretary and as a
Director since 1976 and as Vice-President since 1978.    Mrs. Newman is a member
of the Stock Option Committee. She is a director of ILS, Inc., the leasing subsidiary of the Company.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THE APPROVAL OF EACH OF THE ABOVE LISTED NOMINEES AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. UNLESS OTHERWISE SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE ABOVE-LISTED DIRECTOR NOMINEES.

BOARD OF DIRECTORS - COMMITTEES

     The Board of Directors is responsible for the overall affairs of the Company. The Board held 12 meetings during the last fiscal year. To assist it in carrying out its duties, the Board has delegated certain authority to three committees. The standing committees of the Board include the Audit and Compensation Committees. The Audit Committee reviews financial statements and meets with the Company's independent auditors as required. It met one time during the last fiscal year. The Compensation Committee meets as required to recommend to the Board of Directors the compensation to be paid to the officers of the Company. It met one time during the last fiscal year. The Board also has a Stock Option Committee which oversees the granting of all options to officers and employees. This committee is comprised of two disinterested board members.

     The Company has no Nominating Committee. All Directors attended over 75% of the total meetings of the Board and its committees of which they are members
during the last fiscal year except for Fred Ayers.   Mr. Ayers attended 58%  of
the meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended June 30, 1996 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended June 30, 1996, to the best of the Company's knowledge, the Company's directors, officers and holders of more than ten percent (10%) of its Common Stock complied with
Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

     The record date for the determination of Shareholders entitled to vote at
the Annual Meeting is the close of business on October 1, 1996.   On such date
there were outstanding 6,894,357 shares of Common Stock, $.001 par value, of the Company, each of which is entitled to one (1) vote. On this date the following persons owned of record or beneficially, to the knowledge of the Company, in excess of five percent (5%) of the Company's Common Stock.

--------------------------------------------------------------------------------

                 NAME AND ADDRESS OF         AMOUNT AND NATURE         PERCENT
TITLE OF CLASS    BENEFICIAL OWNER        OF BENEFICIAL OWNERSHIP      OF CLASS

Common Stock     Newman Family Trust             770,000(1)             11.0%

                 c/o 1900 15th Street
                 Boulder, CO 80302

Common Stock     Dennis R. Newman              1,480,104(2)             21.2%
                 6355 Joyce Drive
                 Golden, CO 80403

Common Stock     Patricia L. Newman            1,486,356(2)             21.3%
                 6355 Joyce Drive
                 Golden, CO 80403

Common Stock     Jerome G. Donahue               406,375                 5.8%
                 6731 Urban Circle
                 Arvada, CO 80004


     (1) Dennis and Patricia Newman are co-trustees of this Trust for their children with Byron R. Chrisman, a Director of the Company. As such, they have shared voting power and shared investment power with the co trustee.

     (2) Includes one-half of the 79,998 shares held in Fred E. & Jennie A. Newman Trust and the Earl L. Simmons Trust but excludes 770,000 shares held by the Newman Family Trust as shown in this table. In each trust, the Newmans, as co-trustees, have shared voting power and shared investment power with an independent co-trustee. The respective amounts shown in the table as being owned by Mr. Newman and Mrs. Newman, who are husband and wife, do not include shares owned by the other spouse.

-------------------------------------------------------------------------------

     On October 1, 1996, the security ownership of the Directors and Directors and Executive Officers as a group was as follows:

                                             AMOUNT AND NATURE
                      NAME OF                  OF BENEFICIAL         PERCENT
TITLE OF CLASS   BENEFICIAL OWNERS               OWNERSHIP         OF CLASS (7)

Common Stock     Fred H. Ayers                     118,167 (1)         1.7%
Common Stock     Byron R. Chrisman                  96,148 (1)         1.4%
Common Stock     Dr. Richard E. Geesaman            51,696 (1)          .7%
Common Stock     Kenneth L. Koskella               228,825 (2)         3.3%
Common Stock     Ernest S. Malachowski              43,368 (3)          .6%
Common Stock     R. C. Mercure, Jr.                 89,859 (1)(4)      1.3%
Common Stock     Dennis R. Newman                1,480,104 (5)        21.2%
Common Stock     Patricia L. Newman              1,486,356 (5)        21.3%
                 All Directors and Executive
                 Officers as a Group
                 (8 Persons)                     4,364,523 (6)        62.6%


                                   FOOTNOTES

     1) Includes options to purchase 10,000 shares which are currently exercisable or become exercisable within sixty days.

     (2) Includes options to purchase 28,824 shares which are currently exercisable or become exercisable within sixty days.

     (3) Includes options to purchase 11,500 shares which are currently exercisable or become exercisable within sixty days.

     (4) Includes 5,026 shares owned by a partnership of which Dr. Mercure is a co-general partner and, as such, has shared voting and investment power.

     (5)  See Footnote 2 to the immediately preceding table.

     (6)  Includes shares in the Newman Family Trust.   See Footnote 1 to the
          immediately preceding table.

     (7) The number of shares used in arriving at these percentages includes exercisable options by the named individual or group.

OTHER EXECUTIVE OFFICERS

     In addition to Mr. and Mrs. Newman and Ernest S. Malachowski, the other executive officers of the Company are as follows:

     JAMES T. BARTELT is 52 years old and is Vice President of Operations. He joined the Company in January 1996 as the Manager of Operations. Prior to joining Imex, from June 1994 to July 1995, Mr. Bartelt was the Director of Operations for Clinicom, Inc. a company that manufactures wireless computer
terminals for collecting data.   From January 1992 to June 1994, he provided
engineering consulting services to a variety of small companies. From June 1990 to September 1991, he was Manufacturing Manager for Resound Corporation, a company that manufactures microelectronic hearing devices. From September 1984 to June 1990, he served as Operations Manager for Staodyn Incorporated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective July 1, 1988, the Company renegotiated a lease agreement of its facilities in Golden, Colorado, with Dennis R. Newman, President and CEO, and Patricia L. Newman, Vice-President and Secretary of the Company. The lease term is for a period of ten years. Monthly rental payments of $10,361 are required. Such payments are subject to escalation based upon U.S. Bureau of Labor Statistics Consumer Price Index. The lease requires the Company to pay all expenses associated with the property. The Company believes this transaction was made on terms at least as favorable to the Company as could have been obtained from non-affiliated parties. The Company has the right to sublet the facilities.

     Byron R. Chrisman, a Director of the Company, is a partner of Chrisman, Bynum & Johnson, P.C., a legal counsel of the Company.

EXECUTIVE COMPENSATION

   The following summary compensation table sets forth the payments made by the Company during the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer. During fiscal year 1996 one executive officer earned a salary and bonus exceeding $100,000.

                       SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION

          (a)            (b)         (c)           (d)           (e)

     Name and Principal                                       All Other
     Position            Year        Salary         Bonus     Compensation (1)
     --------            ----        ------         -----     ----------------

     Dennis R. Newman    1996        $107,416       $1,909    $2,921
     Chairman/CEO

                         1995        $106,371       $0        $2,726


                         1994        $ 96,823       $1,011    $0





(1) Represents annual Company contributions to the 401(k) Savings and Retirement Plan.

     Pursuant to the Company's 1987 Non-statutory Stock Option Plan (the "1987 Plan"), options to acquire up to 500,000 shares of Common Stock may be granted to officers, directors, key employees and independent contractors providing services to the Company. The exercise prices of options granted under the 1987 Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. Options are non-transferable and may not be exercised more than 10 years from the date of grant. The 1987 Plan is administered by a committee of the Company's Board of Directors which has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, the time or times at which options will be granted or exercised, and the terms or provisions of the options.

     Pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"), options to acquire up to 500,000 shares of Common Stock may be granted to officers, directors, key employees and independent contractors providing services to the Company. The exercise prices of options granted under the 1994 Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant for incentive options, and as determined by the Board of Directors for Non-Statutory options. Options are non-transferable and may not be exercised more than 10 years from the date of grant. The 1994 Plan is administered by a committee of the Company's Board of Directors which has the authority to determine the persons to whom options will be granted, the number of shares to be covered by each option, the time or times at which options will be granted or exercised, and the terms or provisions of the options.

     During the fiscal year ended June 30, 1996, no stock options were granted to or exercised by the Company's Chief Executive Officer.

     Each outside Director is compensated with $1,000 cash per quarter.

                    PROPOSAL 2 - APPROVAL OF AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as the Company's independent auditors for fiscal year 1997, subject to the approval of the Shareholders. The firm has audited the financial statements of the Company for the fiscal year ended June 30, 1996 and is considered well qualified.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement, if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997. UNLESS OTHERWISE SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE APPROVAL OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

PROPOSALS BY SHAREHOLDERS

     Any Shareholder who wishes to submit a proposal to be considered at the Annual Meeting of the Company's Shareholders, to be held after the June 30, 1997 fiscal year, must submit the proposal to the Company by June 12, 1997 for the proposal to be included in the Proxy Statement for that meeting. Any such proposals should be sent to the Company's principal executive offices at 6355 Joyce Drive, Golden, Colorado 80403.

     Proposals submitted in a timely fashion may not be included in the Company's Proxy Statement if the proposal pertains to certain matters which generally are not the proper subject for action by security holders or which may be omitted pursuant to the rules of the Securities and Exchange Commission.

OTHER MATTERS

     Management is not aware that any matters not referred to in the Proxy Statement will be presented for action at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote such Proxy in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT

     The Company will provide any Shareholder with a copy of its Annual Report on Form 10-K for its fiscal year ended June 30, 1996, without charge upon receipt of a written request for such report. Such requests should be addressed to the Company at 6355 Joyce Drive, Golden, Colorado 80403, Attn:
Investor Relations.



                              By Order of the
                              Board of Directors

                              /s/ Patricia L Newman

                              Patricia L. Newman
                              Secretary


October 10, 1996

                    PROXY - IMEX MEDICAL SYSTEMS, INCORPORATED
                Proxy Solicited by the Board of Directors for the
                      Annual Meeting of Shareholders of
                     IMEX MEDICAL SYSTEMS, INCORPORATED
                        Called for November 13, 1996


     The undersigned hereby appoints Dennis R. Newman and Patricia L. Newman, and each of them, as Proxies with full power of substitution to represent the undersigned and to vote all shares of the common stock of Imex Medical Systems, Incorporated which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of Imex Medical Systems, Incorporated to be held on November 13, 1996 at the Norwest Bank Center Building, 1700 Broadway, Forum Room, Denver, Colorado 80274 at 3:00 o'clock p.m., local time, and any adjournment thereof. Said Proxies are directed to vote or refrain from voting as designated below upon the following matters and otherwise at their discretion.

     1. ELECTION OF DIRECTORS
        /  /  FOR all nominees listed below
        /  /  WITHHOLD AUTHORITY to vote for all nominees listed below.

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
        Fred H. Ayers   Byron R. Chrisman   Dr. Richard E. Geesaman
        Kenneth L. Koskella   Ernest S. Malachowski   R.C. Mercure, Jr.
        Dennis R. Newman   Patricia L. Newman

     2. APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS.
        FOR /  /     AGAINST /  /     ABSTAIN /  /

     3. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

     CONTINUED AND TO BE SIGNED ON REVERSE SIDE


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR NO. 2
(APPROVAL OF AUDITORS).

                                            The Management knows of no other
                                            matters that may properly be or
                                            which are likely to be brought
                                            before the meeting. However, if any
                                            other matters are properly brought
                                            before the meeting, the persons
                                            named in this Proxy or their
                                            substitutes will vote in accordance
                                            with their best judgment on such
                                            matters.

                                            The undersigned acknowledges
                                            receipt with this Proxy of a copy
                                            of the Notice of Annual Meeting
                                            and Proxy Statement dated
                                            October 10, 1996.

                                            Signed: ______________________, 1996

                                            ------------------------------------
                                                        Shareholder

                                            IMPORTANT: PLEASE DATE THIS PROXY
                                            AND SIGN EXACTLY AS YOUR NAME OR
                                            NAMES APPEAR THEREON. IF THE STOCK
                                            IS HELD JOINTLY, SIGNATURES SHOULD
                                            INCLUDE BOTH NAMES. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, GUARDIANS
                                            AND OTHERS SIGNING IN A
                                            REPRESENTATIVE CAPACITY, PLEASE GIVE
                                            FULL TITLES.

        PLEASE MARK, SIGN, DATE AND IMMEDIATELY RETURN IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.